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                   MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          STATEMENT OF STOCKHOLDERS' EQUITY



                                        Preferred Stock  Common Stock
                                                 Issued        Issued
                                        ---------------  ------------ Additional               Treasury      Stock-
                                                    Par           Par    Paid in    Retained     Stock,    holders'
(In millions)                             Shares  Value  Shares Value    Capital    Earnings    at Cost     Equity
                                        ---------------  ------------ ----------    --------   --------    -------
Balance at December 31, 1990                   2 $    1     296  $ 30     $1,745      $1,173      $(609)    $2,340
Net income                                     -      -       -     -          -         551          -        551
Common stock issued for employee
  stock and benefit plans (5.6 million shares) -      -       -     -         26           -          80       106
Common and preferred dividends                 -      -       -     -          -         (55)          -       (55)
Tax benefit of common stock
  transactions related to
  employee benefit plans                       -      -       -     -         17           -           -        17
                                        ---------------  ------------ ----------    --------   ---------   -------
Balance at December 31, 1991                   2      1     296    30      1,788       1,669       (529)     2,959
Net income                                     -      -       -     -          -         609          -        609
Preferred stock redeemed                      (2)    (1)      -     -       (399)          -          -       (400)
Common stock issued for employee
  stock and benefit plans (9.1 million shares) -      -       -     -         72           -        129        201
Treasury stock purchased (5.6 million shares)  -      -       -     -          -           -       (190)      (190)
Common and preferred dividends                 -      -       -     -          -         (47)         -        (47)
Tax benefit of common stock
  transactions related to
  employee benefit plans                       -      -       -     -         18           -          -         18
                                        ---------------  ------------ ----------    ---------  ---------   ---------
Balance at December 31, 1992                   -      -     296    30      1,479        2,231       (590)    3,150
Net income                                     -      -       -     -          -          582          -       582
Common stock issued for employee
  stock and benefit plans (22.9 million shares)-      -       -     -        179            -        160       339
Treasury stock purchased (8.4 million shares)  -      -       -     -          -            -       (196)     (196)
Common and preferred dividends                 -      -       -     -          -          (28)         -       (28)
Preferred stock issued (13,736 shares)         1      1       -     -        829            -          -       830
Stock split effected in the form of a 100%
  stock dividend                               -      -     296    30        (30)           -          -         -
Tax benefit of common stock
  transactions related to
  employee benefit plans                       -      -       -     -         36            -          -        36
                                         --------------  ------------ ----------    ---------  ---------   -------
Balance at December 31, 1993                   1 $    1     592  $ 60     $2,493       $2,785     $ (626)   $4,713
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See accompanying Notes to Consolidated Financial Statements
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